UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):          October 29, 2008
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On October 29, 2008, The GEO Group, Inc. (“GEO”) entered into a lender addendum (the “Lender Addendum”) with various financial institutions providing for the exercise of the accordion feature in its existing senior credit facility (the “Senior Credit Facility”) to add $85 million in additional borrowing capacity under the revolving portion of the Senior Credit Facility (the “Revolver”). After giving effect to the increased capacity, GEO will have total borrowing capacity under the Revolver of $235.0 million. Amounts outstanding under the Revolver will continue to bear interest at LIBOR plus 2.00%, which rate is subject to adjustment based on a pricing grid set forth in the Senior Credit Facility. The outstanding Term Loan B balance of $159.5 million under the Senior Credit Facility will continue to bear interest at LIBOR plus 1.50%. GEO will pay a one-time up front fee of 2.00% on the increased borrowing capacity, which will be amortized over the remaining term of the Revolver. The Revolver is scheduled to expire on September 14, 2010.
     GEO will be filing a form of the Lender Addendum with its next Quarterly Report on Form 10-Q.
Section 9 — Financial Statements and Exhibits.
     Item 9.01 Financial Statements and Exhibits.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
November 4, 2008	By:	/s/ John G. O’Rourke
Date:		John G. O’Rourke
Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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